EXHIBIT 23.5

Steven Newman (RM-SME)

3672W 775N

Layton, UT 84041

CONSENT OF THIRD-PARTY QUALIFIED PERSON

I, Steven Newman, in connection with the filing of the Hycroft Mining Holding Corporation Annual Report on Form 10-K consent to:

•	the filing and use of the technical report summary titled "Hycrofi Project, Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA" (the "Technical Report"), with an effective date of July 31, 2019, as an exhibit to and referenced in the Form 10-K;

•	the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report; and

•	the information derived, summarized, quoted or referenced from the Technical Report, or portions thereof that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 10-K.

I also consent to the incorporation by reference in Hycroft Mining Holding Corporation's registration statement on Form S-8 (No. 333-249620) of the above items as included in the Form 10-K.

I am a qualified person responsible for authoring, and this consent pertains to, the following Sections of the Technical Report:

•	Section 3: Property Description and Location
•	Section 4: Accessibility, Climate, Local Resources, Infrastructure and Physiography
•	Section 5: History
•	Section 7.8: Geotechnical Rock Mass Characterization
•	Section 12: Mineral Reserve Estimates
•	Section 13: Mining Methods
•	Section 16: Market Studies and Contracts
•	Section 20: Adjacent Properties
•	Section 21: Other Relevant Data and Information
•	Corresponding Subsections of Section 1: Executive Summary
•	Corresponding Subsections of Section 18: Capital and Operating Costs
•	Corresponding Subsections of Section 22: Interpretation and Conclusions
•	Corresponding Subsections of Section 23: Recommendations

March 19, 2021

/s/ Steven Newman (RM-SME)	Steven Newman (RM-SME)
Signature of Authorized Person	Printed Name of Authorized Person